THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information
(dollars in thousands)

EXHIBIT 99.1

On June 30, 2014, affiliates of CCMP Capital Advisors, LLC (“CCMP”) and Oak Hill Capital Partners III, L.P., Oak Hill Capital
Management Partners III, L.P. and OHCP III HC RO, L.P.), together with certain current and former members of Hillman’s management, consummated a merger transaction (the “Merger Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of May 16, 2014.

The Company, through Hillman Group, had issued $265,000 in aggregate principal amount of 10.875% Senior Notes that were scheduled to mature on June 1, 2018. In connection with the Merger Transaction, the 10.875% Senior Notes were repaid and terminated.

Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”). The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of September 30, 2015, are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents condensed consolidating statements of comprehensive loss, balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of September 30, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$2,846	$693	$5,145	$—	$8,685
Restricted investments	855	—	—	—	—	855
Accounts receivable, net	—	83,658	1,527	26,909	—	112,094
Inventories, net	—	176,712	5,351	72,056	(749)	253,370
Deferred income taxes, net	10,545	277	548	76	(97)	11,349
Other current assets	—	7,568	83	3,003	—	10,654
Total current assets	11,401	271,061	8,202	107,189	(846)	397,007
Intercompany notes receivable	105,446	115,317	(5,500)	(109,817)	(105,446)	—
Intercompany interest receivable	9,174	5,239	—	—	(14,413)	—
Investments in subsidiaries	(897,812)	55,647	4,178	231,221	606,766	—
Property and equipment, net	—	100,451	328	9,623	—	110,402
Goodwill	814,413	350,968	3,240	33,155	(584,841)	616,935
Other intangibles, net	719,793	—	4,521	40,358	—	764,672
Restricted investments	1,213	—	—	—	—	1,213
Deferred income taxes	51,457	143	(1,013)	3,026	(53,613)	—
Deferred financing fees, net	—	21,636	—	—	—	21,636
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	2,533	25	1,978	—	4,536

Total assets	$818,346	$922,995	$13,981	$316,733	$(152,393)	$1,919,662

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$53,043	$416	$23,743	$—	$77,202
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	212	—	—	—	212
Intercompany interest payable	—	9,173	—	5,240	(14,413)	—
Accrued expenses:
Salaries and wages	—	6,946	147	1,222	—	8,315
Pricing allowances	—	3,991	3	3,192	—	7,186
Income and other taxes	(66)	2,787	98	846	—	3,665
Interest	—	4,964	—	—	—	4,964
Deferred compensation	855	—	—	—	—	855
Other accrued expenses	—	8,083	39	2,667	—	10,789
Total current liabilities	789	94,699	703	36,910	(14,413)	118,688

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of September 30, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	537,625	—	—	—	537,625
Bank revolving credit	—	51,000	—	—	—	51,000
Long term capitalized leases and other obligations	—	268	—	—	—	268
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	129,960	—	—	—	—	129,960
Deferred compensation	1,213	—	—	—	—	1,213
Deferred income taxes, net	300,961	—	1,992	12,394	(53,710)	261,637
Other non-current liabilities	—	6,975	—	331	—	7,306
Total liabilities	432,923	1,126,013	2,695	49,635	(173,569)	1,437,697

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at September 30, 2015	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at September 30, 2015	—	—	50	—	(50)	—

Additional paid-in capital	633,002	5,842	10,197	375,287	(479,184)	545,144
Accumulated deficit	(247,579)	(189,086)	1,039	(24,610)	426,851	(33,385)
Accumulated other comprehensive (loss) income	—	(19,774)	—	(83,579)	73,559	(29,794)
Total stockholders' equity	385,423	(203,018)	11,286	267,098	21,176	481,965
Total liabilities and stockholders' equity	$818,346	$922,995	$13,981	$316,733	$(152,393)	$1,919,662
	—	—	—	—	—	—

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2014
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$13,191	$696	$4,597	$—	$18,485
Restricted investments	494	—	—	—	—	494
Accounts receivable, net	—	65,270	1,175	23,439	—	89,884
Inventories, net	—	141,472	5,687	57,885	(321)	204,723
Deferred income taxes, net	11,191	277	538	1,331	(98)	13,239
Other current assets	—	8,142	124	2,058	—	10,324
Total current assets	11,686	228,352	8,220	89,310	(419)	337,149
Intercompany notes receivable	105,446	112,977	(6,975)	(106,002)	(105,446)	—
Intercompany interest receivable	—	948	—	—	(948)	—
Investments in subsidiaries	(840,201)	69,419	4,300	271,714	494,768	—
Property and equipment, net	—	101,299	298	12,934	—	114,531
Goodwill	789,870	338,696	3,240	37,780	(548,026)	621,560
Other intangibles, net	746,714	—	4,682	47,545	—	798,941
Restricted investments	1,750	—	—	—	—	1,750
Deferred income taxes	53,715	143	(477)	(2)	(53,379)	—
Deferred financing fees, net	—	24,407	—	—	—	24,407
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	1,317	25	72	—	1,414

Total assets	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$53,487	$422	$12,553	$—	$66,462
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	207	—	—	—	207
Intercompany interest payable	—	—	—	948	(948)	—
Accrued expenses:
Salaries and wages	—	4,144	120	983	—	5,247
Pricing allowances	—	3,621	3	3,038	—	6,662
Income and other taxes	(581)	2,325	37	1,520	—	3,301
Interest	—	10,587	—	—	—	10,587
Deferred compensation	494	—	—	—	—	494
Other accrued expenses	—	6,990	40	393	—	7,423
Total current liabilities	(87)	86,861	622	19,435	(948)	105,883

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2014
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	541,750	—	—	—	541,750
Long term capitalized leases and other obligations	—	400	—	—	—	400
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	130,685	—	—	—	—	130,685
Deferred compensation	1,750	—	—	—	—	1,750
Deferred income taxes, net	310,804	—	2,037	14,417	(53,477)	273,781
Other non-current liabilities	—	4,359	—	1,262	—	5,621
Total liabilities	443,152	1,068,816	2,659	35,114	(159,871)	1,389,870

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2014	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2014	—	—	50	—	(50)	—
Additional paid-in capital	632,602	5,842	10,197	375,287	(479,324)	544,604
Accumulated deficit	(203,513)	(188,780)	407	(11,484)	384,433	(18,937)
Accumulated other comprehensive (loss) income	—	(8,320)	—	(45,566)	41,362	(12,524)
Total stockholders' equity	429,089	(191,258)	10,654	318,237	(53,579)	513,143
Total liabilities and stockholders' equity	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)
For the three months ended September 30, 2015
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$167,260	$5,116	$37,557	$—	$209,933
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	84,928	3,575	25,337	—	113,840
Selling, general and administrative expenses	312	51,820	990	12,755	—	65,877
Depreciation	—	7,144	19	448	—	7,611
Amortization	8,974	—	53	461	—	9,488
Intercompany administrative (income) expense	—	(109)	—	109	—	—
Management fees to related party	—	156	—	—	—	156
Other expense, net	111	1,252	14	1,151	—	2,528

(Loss) income from operations	(9,397)	22,069	465	(2,704)	—	10,433

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest (income) expense, net	(246)	11,443	—	1,406	—	12,603
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(95)	—	—	—	—	(95)
(Loss) income before equity in subsidiaries' income	(9,150)	7,568	465	(4,110)	—	(5,227)
Equity in subsidiaries' income (loss)	5,127	(2,441)	—	—	(2,686)	—

(Loss) income before income taxes	(4,023)	5,127	465	(4,110)	(2,686)	(5,227)
Income tax (benefit) provision	(3,983)	—	393	(1,597)	—	(5,187)

Net income (loss)	$(40)	$5,127	$72	$(2,513)	$(2,686)	$(40)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(4,304)	—	(13,908)	11,827	(6,385)

Total comprehensive income (loss)	$(40)	$823	$72	$(16,421)	$9,141	$(6,425)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Income (Unaudited)
For the three months ended September 30, 2014 (Adjusted)
(Amounts in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	—	$151,167	$5,233	$39,556	—	$195,956
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	71,287	3,721	24,647	—	99,655
Selling, general and administrative expenses	332	45,556	995	11,107	—	57,990
Transaction, acquisition and integration expenses	—	79	—	—	—	79
Depreciation	—	8,254	18	705	—	8,977
Amortization	8,202	772	54	552	—	9,580
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Management and transaction fees to related party	—	138	—	—	—	138
Other expense (income)	5	(59)	—	(972)	—	(1,026)

(Loss) income from operations	(8,539)	25,248	445	3,409	—	20,563

Intercompany interest (income) expense	(3,057)	3,057	—	—	—	—
Interest (income) expense, net	(226)	13,137	—	1,763	—	14,674
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(94)	—	—	—	—	(94)
(Loss) income before equity in subsidiaries' income	(8,314)	9,054	445	1,646	—	2,831
Equity in subsidiaries' income (loss)	10,554	891	—	—	(11,445)	—

Income (loss) before income taxes	2,240	9,945	445	1,646	(11,445)	2,831
Income tax provision	1,306	(609)	303	897	—	1,897

Net income (loss)	$934	$10,554	$142	$749	$(11,445)	$934

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(4,766)	—	(12,209)	12,095	(4,880)

Total comprehensive income (loss)	$934	$5,788	$142	$(11,460)	$650	$(3,946)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)
For the nine months ended September 30, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$479,202	$15,857	$112,388	$—	$607,447
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	250,055	11,306	74,814	—	336,175
Selling, general and administrative expenses	612	152,400	3,042	36,118	—	192,172
Transaction, acquisition and integration expenses	—	257	—	—	—	257
Depreciation	—	20,612	54	1,453	—	22,119
Amortization	26,920	—	161	1,442	—	28,523
Intercompany administrative (income) expense	—	(326)	—	326	—	—
Management fees to related party	—	462	—	—	—	462
Other expense	68	2,514	14	444	—	3,040

(Loss) income from operations	(27,600)	53,228	1,280	(2,209)	—	24,699

Intercompany interest (income) expense	(9,173)	9,173	—	—	—	—
Interest (income) expense, net	(724)	33,950	—	4,621	—	37,847
Interest expense on junior subordinated debentures	9,457	—	—	—	—	9,457
Investment income on trust common securities	(284)	—	—	—	—	(284)
(Loss) income before equity in subsidiaries' income	(26,876)	10,105	1,280	(6,830)	—	(22,321)
Equity in subsidiaries' income (loss)	6,029	(4,076)	—	—	(1,953)	—

(Loss) income before income taxes	(20,847)	6,029	1,280	(6,830)	(1,953)	(22,321)
Income tax (benefit) provision	(6,399)	—	526	(2,000)	—	(7,873)

Net (loss) income	$(14,448)	$6,029	$754	$(4,830)	$(1,953)	$(14,448)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(11,454)	—	(38,013)	32,197	(17,270)

Total comprehensive (loss) income	$(14,448)	$(5,425)	$754	$(42,843)	$30,244	$(31,718)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Income (Unaudited)
For the period from June 30, 2014 through September 30, 2014 (Adjusted)
(Amounts in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	—	$151,167	$5,233	$39,556	—	$195,956
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	71,287	3,721	24,647	—	99,655
Selling, general and administrative expenses	332	45,556	995	11,107	—	57,990
Transaction, acquisition and integration expenses	22,018	79	—	—	—	22,097
Depreciation	—	8,254	18	705	—	8,977
Amortization	8,202	772	54	552	—	9,580
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Management and transaction fees to related party	—	138	—	—	—	138
Other expense (income)	5	(59)	—	(972)	—	(1,026)

(Loss) income from operations	(30,557)	25,248	445	3,409	—	(1,455)

Intercompany interest (income) expense	(3,057)	3,057	—	—	—	—
Interest (income) expense, net	(226)	13,137	—	1,763	—	14,674
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(94)	—	—	—	—	(94)
(Loss) income before equity in subsidiaries' income	(30,332)	9,054	445	1,646	—	(19,187)
Equity in subsidiaries' income (loss)	10,555	891	—	—	(11,446)	—

Income (loss) before income taxes	(19,777)	9,945	445	1,646	(11,446)	(19,187)
Income tax (benefit) provision	(4,921)	(610)	303	897	—	(4,331)

Net (loss) income	$(14,856)	$10,555	$142	$749	$(11,446)	$(14,856)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(4,766)	—	(12,209)	12,095	(4,880)

Total comprehensive (loss) income	$(14,856)	$5,789	$142	$(11,460)	$649	$(19,736)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Income (Loss) (Unaudited)
For the six months ended June 29, 2014
(Amounts in thousands)

	Predecessor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	—	$263,194	$16,053	$78,130	—	357,377
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	123,971	11,185	48,186	—	183,342
Selling, general and administrative expenses	39,324	90,090	3,656	23,692	—	156,762
Transaction, acquisition and integration expenses	—	31,681	—	—	—	31,681
Depreciation	—	12,789	48	1,312	—	14,149
Amortization	9,029	1,543	—	521	—	11,093
Intercompany administrative (income) expense	—	(216)	—	216	—	—
Management and transaction fees to related party	—	15	—	—	—	15
Other (income) expense, net	(95)	151	10	(343)	—	(277)

(Loss) income from operations	(48,258)	3,170	1,154	4,546	—	(39,388)

Intercompany interest (income) expense	(6,117)	6,117	—	—	—	—
Interest (income) expense, net	(103)	19,802	—	3,451	—	23,150
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)
(Loss) income before equity in subsidiaries' income	(48,154)	(22,749)	1,154	1,095	—	(68,654)
Equity in subsidiaries' (loss) income	(21,498)	1,251	—	—	20,247	—

(Loss) income before income taxes	(69,652)	(21,498)	1,154	1,095	20,247	(68,654)
Income tax (benefit) provision	(25,126)	—	426	572	—	(24,128)

Net (loss) income	$(44,526)	$(21,498)	$728	$523	$20,247	$(44,526)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(151)	—	(102)	158	(95)

Total comprehensive (loss) income	$(44,526)	$(21,649)	$728	$421	$20,405	$(44,621)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
For the nine months ended September 30, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(20,477)	$10,105	$754	$(4,830)	$—	$(14,448)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	26,949	20,612	215	2,866	—	50,642
Gain on sale of property and equipment	—	288	30	(869)	—	(551)
Deferred income tax (benefit) provision	(6,939)	277	481	(2,278)	—	(8,459)
Deferred financing and original issue discount amortization	(725)	2,771	—	—	—	2,046
Stock-based compensation expense	680	—	—	—	—	680
Other non-cash interest and change in value of interest rate swap	—	2,528	—	—	—	2,528
Changes in operating items:
Accounts receivable	—	(18,388)	(352)	(6,149)	—	(24,889)
Inventories	—	(34,812)	336	(21,624)	—	(56,100)
Other assets	(9,173)	(9,951)	(1,434)	19,046	—	(1,512)
Accounts payable	—	(444)	(6)	12,404	—	11,954
Other accrued liabilities	515	(896)	87	1,823	—	1,529
Other items, net	9,310	(9,512)	—	(305)	—	(507)
Net cash provided by (used for) operating activities	140	(37,422)	111	84	—	(37,087)

Cash flows from investing activities:
Proceeds from sale of property and equipment	—	—	—	2,230	—	2,230
Capital expenditures	—	(19,791)	(114)	(1,057)	—	(20,962)
Net cash (used for) provided by investing activities	—	(19,791)	(114)	1,173	—	(18,732)

Cash flows from financing activities:
Repayments of senior term loans	—	(4,125)	—	—	—	(4,125)
Borrowings on revolving credit loans	—	53,000	—	—	—	53,000
Repaymnets of revolving credit loans	—	(2,000)	—	—	—	(2,000)
Principal payments under capitalized lease obligations	—	(127)	—	—	—	(127)
Proceeds from Holdco sale of stock	400	—	—	—	—	400
Purchase of Holdco stock from a former member of management	(540)	—	—	—	—	(540)
Net cash (used for) provided by financing activities	(140)	46,748	—	—	—	46,608

Effect of exchange rate changes on cash	—	120	—	(709)	—	(589)

Net (decrease) increase in cash and cash equivalents	—	(10,345)	(3)	548	—	(9,800)
Cash and cash equivalents at beginning of period	1	13,191	696	4,597	—	18,485
Cash and cash equivalents at end of period	$1	$2,846	$693	$5,145	$—	$8,685

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Cash Flows (Unaudited)
Period from June 30, 2014 through September 30, 2014 (Adjusted)
(Amounts in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(3,648)	$(12,099)	142	749	—	$(14,856)
Adjustments to reconcile net (loss) income to net cash provided by (used for) operating activities:
Depreciation and amortization	8,204	9,024	72	1,257	—	18,557
Loss on sale of property and equipment	—	20	—	—	—	20
Deferred income tax (benefit) provision	(2,236)	(875)	(29)	1,282	—	(1,858)
Deferred financing and original issue discount amortization	226	1,024	—	—	—	1,250
Stock-based compensation expense	336	—	—	—	—	336
Other non-cash interest expense and change in value of interest rate swap	—	137	—	—	—	137
Changes in operating items:
Accounts receivable	—	(294)	336	1,885	—	1,927
Inventories	—	(5,888)	(153)	(1,505)	—	(7,546)
Other assets	—	1,620	746	(12,410)	—	(10,044)
Accounts payable	—	(5,700)	(503)	6,691	—	488
Other accrued liabilities	(135)	(24,954)	14	(2,766)	—	(27,841)
Other items, net	182,940	(181,335)	(739)	41	—	907
Net cash provided by (used for) operating activities	185,687	(219,320)	(114)	(4,776)	—	(38,523)

Cash flows from investing activities:
Purchase of predecessor equity securities	(729,616)	—	—	—	—	(729,616)
Capital expenditures	—	(5,729)	(24)	(387)	—	(6,140)
Net cash used for investing activities	(729,616)	(5,729)	(24)	(387)	—	(735,756)

Cash flows from financing activities:
Borrowings of senior term loans	—	550,000	—	—	—	550,000
Repayments of senior term loans	—	(384,407)	—	—	—	(384,407)
Borrowings of senior notes	—	330,000	—	—	—	330,000
Repayments of senior notes	—	(265,000)	—	—	—	(265,000)
Proceeds from sale of successor equity securities	542,929	—	—	—	—	542,929
Capital contribution from board member	1,000	—	—	—	—	1,000
Financing fees, net	—	(26,355)	—	—	—	(26,355)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Repayments of revolving credit loans	—	(13,000)	—	—	—	(13,000)
Principal payments under capital lease obligations	—	(47)	—	—	—	(47)
Net cash provided by financing activities	543,929	207,191	—	—	—	751,120

Effect of exchange rate changes on cash	—	1,028	—	(338)	—	690

Net (decrease) increase in cash and cash equivalents	—	(16,830)	(138)	(5,501)	—	(22,469)
Cash and cash equivalents at beginning of period	1	21,983	668	10,378	—	33,030
Cash and cash equivalents at end of period	$1	$5,153	$530	$4,877	—	$10,561

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
For the six months ended June 29, 2014
(dollars in thousands)

	Predecessor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(23,029)	$(22,749)	$728	$524	$—	$(44,526)
Adjustments to reconcile net (loss) income to net cash provided by (used for) operating activities:
Depreciation and amortization	9,029	14,332	48	1,833	—	25,242
Deferred income tax (benefit) provision	(24,245)	—	206	(419)	—	(24,458)
Deferred financing and original issue discount amortization	(103)	1,477	—	—	—	1,374
Stock-based compensation expense	39,229	—	—	—	—	39,229
Changes in operating items:
Accounts receivable	—	(17,638)	(633)	(6,996)	—	(25,267)
Inventories	—	(17,769)	(666)	584	—	(17,851)
Other assets	—	(3,199)	678	11,320	—	8,799
Accounts payable	—	25,944	236	(5,369)	—	20,811
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Other accrued liabilities	(123)	28,651	(4)	2,659	—	31,183
Other items, net	(2,251)	(1,168)	(659)	235	—	(3,843)
Net cash (used for) provided by operating activities	(474)	7,881	(66)	4,371	—	11,712

Cash flows from investing activities:
Capital expenditures	—	(12,224)	(57)	(652)	—	(12,933)
Net cash (used for) investing activities	—	(12,224)	(57)	(652)	—	(12,933)

Cash flows from financing activities:
Repayments of senior term loans	—	(992)	—	—	—	(992)
Principal payments under capitalized lease obligations	—	(84)	—	—	—	(84)
Proceeds from exercise of stock options	474	—	—	—	—	474
Net cash provided by (used for) financing activities	474	(1,076)	—	—	—	(602)

Effect of exchange rate changes on cash	—	(151)	—	35	—	(116)

Net (decrease) increase in cash and cash equivalents	—	(5,570)	(123)	3,754	—	(1,939)
Cash and cash equivalents at beginning of period	1	27,553	791	6,624	—	34,969
Cash and cash equivalents at end of period	$1	$21,983	$668	$10,378	$—	$33,030